SIBONEY CORPORATION

325 N. Kirkwood Road, Suite 300
P.O. Box 221029
St. Louis, Missouri 63122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of SIBONEY CORPORATION will be held at the Holiday Inn Viking Hotel, 10709 Watson Road, St. Louis, Missouri 63127 on Wednesday, May 11, 2005, at 11:00 a.m., for the following purposes:

1. To elect a board of seven directors;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 22, 2005 will be entitled to vote at the meeting. A copy of the Company’s 2004 Annual Report to Stockholders, the Proxy Statement for the meeting and a proxy card accompany this notice.

Whether or not you intend to be present at the meeting, please mark, sign, date and return the enclosed proxy card so that your shares may be represented and voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Rebecca M. Braddock, Secretary

Saint Louis, Missouri
April 7, 2005

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of SIBONEY CORPORATION (the “Company”) for use at the annual meeting of the Company’s stockholders to be held at the Holiday Inn Viking Hotel, 10709 Watson Road, St. Louis, Missouri 63127 on May 11, 2005, at 11:00 a.m., and at any adjournment thereof. Whether or not you expect to attend the meeting in person, please return your marked and executed proxy so that your shares will be voted in accordance with your wishes. The first mailing of proxies to stockholders will occur on or about April 7, 2005.

REVOCABILITY OF PROXY

If, after sending in your proxy, you desire to revoke your proxy for any reason, you may do so by attending the meeting and casting a contrary vote or by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy. Merely attending the meeting will not revoke a proxy.

RECORD DATE

Stockholders of record at the close of business on March 22, 2005 will be entitled to vote at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On March 22, 2005, there were 17,345,419 shares of common stock, par value $0.10 per share “Common Stock”), outstanding and entitled to vote. Each share is entitled to one vote. A majority of the outstanding shares present in person or by proxy will constitute a quorum at the meeting. Under applicable law, the vote required for the election of directors is a plurality of all votes cast at a meeting at which a quorum is present. Indications on a proxy to withhold a vote for all nominees for election as director and broker non-votes have no effect on the results of the vote for the election of directors.

As of March 22, 2005, the following persons were the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

Timothy J. Tegeler	2,801,631(1)	16.06%
325 N. Kirkwood Road, Suite 300
St. Louis, Missouri 63122

U.S. Bancorp (2)	1,248,000	7.15%
800 Nicollet Mall
Minneapolis, Minnesota 55402-7020

(footnotes on following page)

(1)
Includes 1,248,000 shares (7.15%) held by the Jerome F. Tegeler Trust, of which Mr. Tegeler is a trustee together with U.S. Bank National Association, 477,500 shares (2.74%) held by the Tegeler Foundation, of which Mr. Tegeler is a trustee, and 10,000 shares owned by members of Mr. Tegeler’s family. Also includes 100,000 shares which are subject to purchase upon exercise of options which are currently exercisable or exercisable within 60 days of March 22, 2005.

(2)
U.S. Bank National Association, a subsidiary of U.S. Bancorp, serves as a trustee, along with Mr. Tegeler, of the Jerome F. Tegeler Trust U.S. Bancorp and U.S. Bancorp Asset Management, Inc. each has shares voting and dispositive power with respect to 1,248,000 shares held by the trust.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy will vote the shares subject to that proxy:

(1)	FOR the election of the seven persons named herein as nominees for directors of the Company to hold office for one year or until their successors have been duly elected and qualify; and

(2)	according to their judgment as to the best interests of the Company on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a director become unavailable for any reason, the persons named in the proxy will vote for the election of such other person as may be nominated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any listed nominee to be unavailable to stand for election.

PROPOSAL I — ELECTION OF DIRECTORS - INFORMATION CONCERNING NOMINEES

The following table indicates the names, ages, principal occupations and employment histories of nominees for directors of the Company, the periods during which they have served as directors of the Company, the number of shares and percentage of the Common Stock of the Company beneficially owned by each nominee as of March 22, 2005 and the nature of such ownership, as well as the number of shares and percentage of Common Stock beneficially owned by all directors and officers as a group. Unless otherwise indicated, each individual has held the principal occupation listed for more than the past five years. The table also indicates directorships held by each nominee in companies with a class of securities registered under or subject to the requirements of the Securities Exchange Act of 1934 and companies registered as investment companies under the Investment Company Act of 1940.

Name of Director (Age) and Term as Director	Principal Occupation or Employment	Amount and Nature of Beneficial Ownership (1) (% of Class)

Rebecca M. Braddock (51) 1985 to Present	Vice President and Treasurer, Siboney Corporation, since 1987 and Secretary, Siboney Corporation, since 1985.	487,000 (2) (2.79%)

William D. Edwards, Jr. (46) 2002 to Present	Executive Vice President and Chief Operating Officer, Siboney Corporation and Siboney Learning Group, since May 2003, Chief Financial Officer, Siboney Corporation and Siboney Learning Group since August 2004; prior thereto, Chief Operating Officer, G.A. Sullivan Company, an information technology consulting and software development company, since 1996.	500,000 (2) (2.80%)

Alan G. Johnson (70) 1987 to Present	Senior Vice President Strategic Planning and Corporate Growth, K-V Pharmaceutical Company, a specialty pharmaceutical company, since October 1999. Director of K-V Pharmaceutical Company.	700,000 (2) (3.97%)

John J. Riffle (49)	Member, Lewis, Rice & Fingersh, L.C., attorneys at law, since 1989. Director of Trustcorp Financial, Inc., a bank holding company.	―

Lewis B. Shepley (65) 2001 to Present
Semi-retired Consultant. President, Johnson Research & Capital Incorporated, an investment banking and brokerage firm, from June 1999 to October 1999; Senior Vice President and Chief Financial Officer, The Reliable Life Insurance Company, from 1983 through 1999.
400,000 (2) (2.26%)

Timothy J. Tegeler (63) 1979 to Present
Chairman of the Board, Siboney Corporation, since 1987 and Chief Executive Officer, Siboney Corporation, since 1985. Chief Financial Officer, Siboney Corporation, from 1985 to August 2004. President, Siboney Corporation, from 1985 through May 2001. Investment executive with Century Securities, Inc., an investment securities firm, since February 1993. Mr. Tegeler also is the managing trustee of the Tegeler Foundation, St. Louis, Missouri.
2,801,631 (2) (3) (16.06%)

Jerome W. Thomasson (58)
Chairman Thomasson Advisory Group, a financial consulting business, since September 1998; prior thereto, Partner, Ernst & Young. Director of The Private Bank of St. Louis, a subsidiary of The Private Bancorporation.
―

All Directors and Officers as a group (7 persons)		4,888,631 (2) (3) (26.11%)

(footnotes on following page)

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)
Includes the following shares subject to options which are currently exercisable or are exercisable within 60 days following March 22, 2005: Ms. Braddock - 125,000; Mr. Edwards - 500,000; Mr. Johnson - 300,000; Mr. Shepley - 350,000; and Mr. Tegeler - 100,000. All officers and directors as a group (7 persons) own a total of 1,375,000 shares subject to options.

(3)	Includes the shares described in footnote (1) to the table under “Voting Securities and Principal Holders Thereof.”

THE BOARD OF DIRECTORS, COMPENSATION COMMITTEE AND AUDIT COMMITTEE

The Board of Directors held five meetings during 2004. All of the Company’s directors attended at least 75% of the meetings held in 2004 of the Board and committees on which they serve. Directors who are not employees of the Company receive $250 per Board meeting attended. The committees of the Board consist of a Compensation Committee and an Audit Committee.

It is the Company’s policy to strongly encourage Board members to attend the annual meeting of shareholders. At the 2004 annual meeting, all directors except Mr. Alan Johnson were in attendance.

Compensation Committee

Lewis B. Shepley, Chairman, Alan G. Johnson and Timothy J. Tegeler are the current members of the Compensation Committee. The Compensation Committee determines the salaries and incentive compensation of the officers of Siboney Corporation and its subsidiaries and provides recommendations for the salaries and incentive compensation of other employees. The Compensation Committee held four meetings in 2004.

Audit Committee

Alan G. Johnson, Chairman, and Lewis B. Shepley are the current members of the Audit Committee. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s auditors, the scope of the annual audit, fees to be paid to the auditors, the performance of the independent auditors and the Company’s accounting practices. Alan G. Johnson serves as the Audit Committee Financial Expert within the meaning of the Securities Exchange Act of 1934 and the regulations issued thereunder. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee operates in accordance with a written charter, which was filed as Appendix A to the Company’s proxy statement filed on April 2, 2004. The Audit Committee held four meetings in 2004.

Director Nominations

The Board of Directors identifies, evaluates and selects potential director nominees and otherwise oversees the director nomination process. The Board has determined that it is appropriate for the entire Board to direct this process instead of establishing a separate standing nominating committee. In making this determination, the Board considered the relative size of the Company and the lack of turnover among members of the Board. As such, the Board has not adopted a separate charter with respect to a nominating committee. Of the six members of the Board in 2004, Alan G. Johnson and Lewis B. Shepley have been determined by the Board to be independent within the meaning of the listing standards of the New York Stock Exchange. The nominees for director contained in this proxy statement were approved by the Board. The two new nominees to the Board, Messrs. Riffle and Thomasson, were recommended to the Board as nominees by Mr. Edwards and Mr. Shepley, respectively.

The Board will consider nominees recommended by members of the Board and by shareholders. The Board may retain advisors to assist in the identification of director candidates. Any shareholder wishing to nominate a candidate for director at a shareholders’ meeting must submit a proposal as described under “Future Proposals of Security Holders” and furnish certain information about the proposed nominee, in accordance with the Company’s Bylaws. The notice submission should include information on the candidate for director, including the proposed candidate’s name, age, business address, residence address, principal occupation or employment for the previous five years, class or series and number of shares of the Company’s common stock owned beneficially or of record and all other information on the candidate required by regulations relating to proxy solicitation (including a consent from such person to be nominated and serve as director). In considering a potential nominee for the Board, shareholders are asked to note that candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; and willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to the Company. The notice submission should be addressed to: Corporate Secretary, Siboney Corporation, 325 N. Kirkwood Road, Suite 300, P.O. Box 221029, St. Louis, Missouri 63122.

Shareholder Communications

Shareholders who desire to communicate with members of the Board should send correspondence addressed to: Corporate Secretary, Siboney Corporation, 325 N. Kirkwood Road, Suite 300, P.O. Box 221029, St. Louis, Missouri 63122. All appropriate shareholder correspondence is forwarded by the Secretary to the individual Board member to which the correspondence was addressed. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company are Timothy J. Tegeler, Rebecca M. Braddock and William D. Edwards, Jr. Mr. Tegeler has served as Chief Executive Officer of the Company since 1985 and as Chairman of the Board since 1987, and was President of the Company from 1985 through May 2001 and Chief Financial Officer from 1985 to August 2004. Ms. Braddock has served as Secretary of the Company since 1985 and as Vice President and Treasurer since 1987. Mr. Edwards has served as Executive Vice President and Chief Operating Officer of the Company and Siboney Learning Group, Inc. since May 2003, Chief Financial Officer since August 2004, a Director of the Company since December 2002 and as a Director of Siboney Learning Group, Inc. since May 2003.

Each of the executive officers serves at the discretion of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table reflects compensation paid or payable for 2004, 2003 and 2002 with respect to the Company’s chief executive officer and its other executive officers whose fiscal 2004 salaries and bonuses combined exceeded $100,000 in each instance.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)
Timothy J. Tegeler Chief Executive Officer	2004 2003 2002	89,743 85,470 85,470	2,337 2,314 3,328	― ― ―	― 5,355 5,417
Ernest R. Marx (3) President	2004 2003 2002	250,000 230,788 223,608	6,333 5,979 8,290	― 200,000 ―	― 5,000 5,000
William D. Edwards, Jr. (2) Chief Operating Officer	2004 2003	224,328 145,115	4,404 1,191	― 500,000	― ―

(1)	Contributions made by the Company in accordance with the Siboney Corporation 401(k) Plan.

(2)	Mr. Edward’s employment with the Company began in May 2003.

(3)	Mr. Marx’s employment with the Company ceased March 17, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table lists the number of securities underlying unexercised options and the value of unexercised options at December 31, 2004 for those people.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Timothy J. Tegeler	100,000/0	0/0
Ernest R. Marx (1)	340,000/110,000	17,400/11,600
William D. Edwards, Jr.	500,000/200,000	94,000/40,000

(1) Mr. Marx’s employment with the Company ceased March 17, 2005.

Employment Contracts

The Company and Ernest R. Marx are parties to an employment agreement originally entered into in July 2003 and as subsequently amended. Mr. Marx’s employment was terminated on March 17, 2005. Under the agreement, Mr. Marx received base salary at the rate of $250,000 per year and participated in the Company’s employee benefit and incentive programs during the term of his employment. For up to 12 months after the termination of his employment, the Company may continue to pay Mr. Marx’s base salary in respect of his cooperating with an orderly succession. Mr. Marx is subject to certain non-compete, non-solicitation and other post-termination obligations under the employment agreement.

The Company entered into an employment agreement with William D. Edwards, Jr. on December 7, 2004 for the period through May 4, 2005. Unless the employment agreement is terminated by Mr. Edwards on at least 90 days’ notice, or by the Company for cause or upon Mr. Edward’s death or disability, then the agreement continues on a year-to-year basis after May 4, 2005. The current base salary under this agreement is $226,600.

If the agreement is terminated by the Company for other than cause, Mr. Edwards is entitled to termination pay equal to his annual base salary payable semi-monthly. Mr. Edwards is provided medical and life insurance and other fringe benefits normally accorded the Company’s executives. The Company also will pay or reimburse Mr. Edwards for reasonable expenses he incurs in the interest of the Company’s business. Under the agreement, if a change of control of the Company occurs and Mr. Edwards is terminated within one year thereafter, Mr. Edwards will receive severance pay in a lump sum equal to the greater of his then current annual salary or his annual salary immediately prior to the change of control. Mr. Edwards is prohibited from competing with the Company for a period of 18 months after termination of his employment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the financial reporting process for the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61.

The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Alan G. Johnson                                       Lewis B. Shepley

INDEPENDENT PUBLIC ACCOUNTANTS

Rubin, Brown, Gornstein & Co. LLP was the Company’s independent auditor for the year ended December 31, 2004 and has been selected as its independent auditor for 2005. A representative of Rubin, Brown, Gornstein & Co. LLP is expected to attend the annual meeting and will have the opportunity to make a statement, if desired, and respond to appropriate questions from stockholders.

The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by Rubin, Brown, Gornstein & Co. LLP, the Company’s principal accountant, for the years ended December 31, 2004 and 2003:

	2004	2003
Audit fees (1)	$50,700	$59,250
Audit-related fees (2)	1,800	2,000
Tax fees (3)	11,225	4,750
Total Fees	$63,725	$66,000

(1) Annual financial statement audit, limited quarterly review services, and review of documents filed with the Securities and Exchange Commission.

(2) Consultations regarding financial reporting and accounting standards.

(3) Income tax services, other than those directly related to the audit of the income tax accrual. Includes preparation of tax returns and assistance with tax notices.

All fiscal year 2004 audit and non-audit services provided by the independent auditors were pre-approved.

POLICY REGARDING THE APPROVAL OF INDEPENDENT AUDITOR PROVISION
OF AUDIT AND NON-AUDIT SERVICES

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service.

ANNUAL REPORT

The 2004 Annual Report to Stockholders of the Company accompanies this Proxy Statement.

FUTURE PROPOSALS OF SECURITY HOLDERS

Under the Company’s Bylaws, nominations for directors and proposals of business to be considered by stockholders at an annual meeting may be made (1) pursuant to the Company’s notice of meeting, (2) by the Board of Directors, or (3) by a stockholder entitled to vote who has delivered notice to the Company within 90 to 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.

Any stockholder who intends to submit a proposal for inclusion in the proxy statement for the 2006 annual meeting of stockholders pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Company’s Corporate Secretary by December 8, 2005. Stockholder proposals submitted after that date but before January 7, 2006, may be presented at the annual meeting if such proposal complies with the Company’s Bylaws, but will not be included in the Company’s proxy materials. Proposals should be addressed to: Rebecca M. Braddock, Secretary, Siboney Corporation, P.O. Box 221029, St. Louis, Missouri 63122. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies and the Company’s Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2004.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview but will not be compensated for such services. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Stockholders are urged to mark, sign, date and send in their proxies without delay.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (including related financial statements and schedules but excluding exhibits) is available to stockholders, without charge, upon written request to Rebecca M. Braddock, Secretary, Siboney Corporation, P.O. Box 221029, St. Louis, Missouri 63122.

BY ORDER OF THE BOARD OF DIRECTORS

Rebecca M. Braddock, Secretary

Saint Louis, Missouri
April 7, 2005

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325 N. Kirkwood Road, Suite 300 • P.O. Box 221029 • Saint Louis, Missouri 63122 • www.siboney.com

SIBONEY CORPORATION

Annual Meeting to be held

May 11, 2005
11:00 a.m.
The Holiday Inn Viking Hotel
10709 Watson Road
St. Louis, MO 63127

IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED.

NO MATTER HOW MANY SHARES YOU OWN, IT IS IMPORTANT THAT YOU VOTE SO THAT YOUR COMPANY CAN SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO STOCKHOLDERS WHO HAVE NOT RESPONDED.

▼ **Please detach here and return the bottom portion of this proxy in the enclosed reply envelope.** ▼

The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2005, and the 2004 Annual Report to Stockholders of the Company.

Date ______________, 2005 ________________________ ________________________

Signature of Stockholder — Signature if held jointly

Please sign exactly as name appears below. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please check your address and zip code and note any corrections on the address label.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
SIBONEY CORPORATION
2005 ANNUAL STOCKHOLDERS' MEETING

The undersigned stockholder(s) of SIBONEY CORPORATION, a Maryland corporation, hereby appoints Timothy J. Tegeler and Rebecca M. Braddock, or either of them, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to represent the undersigned at the annual meeting of the stockholders of SIBONEY CORPORATION, to be held at the Holiday Inn Viking Hotel, 10709 Watson Road, St. Louis, Missouri 63127, on Wednesday, May 11, 2005, at 11:00 a.m., and at any adjournment thereof, and to vote, according to the number of votes the undersigned would be entitled to vote if personally present, upon the following matters:

Proposal I: Election of Directors ❑ FOR all nominees listed below ❑ WITHHOLD AUTHORITY to vote for all nominees listed below

Rebecca M. Braddock, William D. Edwards Jr., Alan G. Johnson, John J. Riffle, Lewis B. Shepley, Timothy J. Tegeler and Jerome W. Thomasson

Instructions: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.

____

2. In their discretion with respect to the transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED **FOR** PROPOSAL I.

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